Exhibit 99.1

nationalgrid                                                    KEYSPAN

For Immediate Release
---------------------

                        NATIONAL GRID TO ACQUIRE KEYSPAN
                        IN $7.3 BILLION CASH TRANSACTION

   Acquisition Will Create The Third-Largest Energy Delivery Utility In The US

                     Excellent Strategic and Operational Fit

            National Grid To Maintain Significant Corporate Presence
                 In Massachusetts, Brooklyn And Upstate New York

         Westborough, Mass. and Brooklyn, New York, February 27, 2006 -

     National Grid (LSE: NG., NYSE: NGG) and KeySpan Corporation (NYSE: KSE) today announced a definitive agreement under which National Grid will acquire KeySpan for $42.00 per share in cash. The terms of the agreement value KeySpan at approximately $7.3 billion, with an enterprise value of $11.8 billion. The boards of both companies unanimously approved the acquisition. The transaction materially expands the size of National Grid's US operations and creates the third-largest energy delivery utility in the United States, with well balanced electricity and gas businesses serving nearly eight million customers in the New York State and New England regions.

     "KeySpan is an excellent operational and geographic fit and a natural extension of our business and our strategy," said Roger Urwin, National Grid Group Chief Executive. "KeySpan is an acquisition which makes sense at every level and we look forward to its completion and to welcoming Robert Catell, KeySpan's Chairman and Chief Executive Officer, to our Board."

     Said Steve Holliday, Chief Executive Designate of National Grid, "KeySpan is a high quality business with significant growth prospects. The acquisition provides us with an excellent opportunity to combine our core operational expertise with that of KeySpan, while continuing to provide safe and reliable service to customers. National Grid and KeySpan customers will benefit by being served by a larger, stronger company that is focused on energy delivery, and has a growing presence and strategic commitment to the region."

     Michael E. Jesanis will remain Chief Executive Officer of National Grid USA. Robert B. Catell, will become Executive Chairman of National Grid USA and Deputy Chairman of National Grid plc.

     Holliday continued, "Bob is a highly respected and superb leader with a strong track record in delivering growth, while maintaining a sharp focus on customer satisfaction."

     Said Robert B. Catell, Chairman and Chief Executive Officer of KeySpan, "This transaction will deliver significant value to shareholders and customers of both companies. KeySpan will become an important part of one of the largest and most efficient energy delivery companies in the world, and have access to additional financial resources to invest in our energy infrastructure and growth opportunities. Together, we can create an even more efficient company focused on controlling delivery costs and enhancing customer service. Further, we will continue to work with state regulators to structure long-term rate plans that benefit customers and shareholders and include incentives for cost control and superior customer service."

     Michael E. Jesanis, President and Chief Executive Officer of National Grid USA, said, "National Grid and KeySpan have much in common, including a talented and diverse workforce with proud traditions extending back over a century. We share a core business of energy delivery - both gas and electricity - and serve many of the same communities in Massachusetts, as well as customers in New York and New Hampshire. We will be working closely together on integration planning that will enable our companies to come together seamlessly once the transaction closes and we look forward to a smooth transition for our customers and those of the Long Island Power Authority (LIPA)."

     KeySpan operates LIPA's transmission and distribution system under contract to LIPA. LIPA is a non-profit electric utility, which owns the retail electric system on Long Island and provides electric service to nearly 1.1 million customers in Nassau and Suffolk counties, and the Rockaway Peninsula in Queens, NY. KeySpan and LIPA recently agreed to extend their existing relationship through 2013.

         Upon completion of the transaction, KeySpan will become a wholly owned subsidiary of National Grid and will continue to operate as KeySpan. National Grid will continue to have customer-focused operations throughout its four-state service territory (Massachusetts, New Hampshire, New York and Rhode Island) and will maintain a significant corporate presence in Massachusetts, Brooklyn, NY and Upstate New York, as well as an operations center in Hicksville, NY.


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


         National Grid will honor all labor agreements in effect with the KeySpan unions. Plans on combining operations, facilities and functions, including determination of the impact on total number of jobs, will be developed over the next year. Employee reductions are expected to be achieved through attrition and voluntary programs across the combined company.

     Both  companies  have  excellent  records  of  corporate   citizenship  and
community involvement, and National Grid has committed to maintain the historic level of support in KeySpan's service territory.

     The transaction is subject to customary closing conditions, including the approval of the shareholders of both companies, certain federal and state regulatory approvals and clearance under the Hart-Scott-Rodino Act. The transaction is targeted to close by early 2007.

     KeySpan is the fifth largest distributor of natural gas in the United States and the largest in the Northeast, and is one of the fastest growing distributors in the country. The company's investments in gas pipelines and storage will enable National Grid to take advantage of a broader range of future opportunities in the US. KeySpan's uniquely positioned and attractive generation assets provide power to New York City's load serving entities and LIPA under long term contracts. National Grid has no current plans to divest this portfolio.

     Rothschild is serving as financial advisor to National Grid. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to National Grid. Lazard and Simpson Thacher & Bartlett LLP served as financial and legal advisors, respectively, to KeySpan.

About National Grid

     National Grid is an international energy delivery business with principal activities in the regulated electricity and natural gas industries. In the U.S., National Grid transmits and distributes electricity and natural gas to nearly 4 million customers across 29,000 square miles of Massachusetts, New Hampshire, New York and Rhode Island.

     KeySpan is National Grid's fifth US acquisition. Previously, it had acquired New England Electric System and Eastern Utilities Associates (2000), and Niagara Mohawk (2002). Earlier this month, National Grid announced that it will acquire the Rhode Island gas distribution business of Southern Union Company.

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


     The company owns the high-voltage electricity transmission network in England and Wales and operates the system across Great Britain. It also owns and operates the high-pressure gas transmission system in Britain and, through its natural gas distribution business serves over 11 million meters in homes and businesses in Britain. In addition, it has a number of businesses operating in related areas such as LNG importation, wireless infrastructure for broadcast and telecommunications, property, metering and interconnectors.

About KeySpan

     A member of the Standard & Poor's 500 Index, KeySpan is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Important Information

     In connection with the proposed merger, KeySpan will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement, when available, and other documents filed by
KeySpan   at  the   Securities   and   Exchange   Commission's   web   site   at
http://www.sec.gov. KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's proxy statement and Annual Report on Form 10-K filed (filed with the Securities and Exchange Commission on March 30, 2005 and March 2, 2005, respectively) and will be set forth in the proxy statement relating to the merger when it becomes available.

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UK Analyst/Investor Conference Call Information:

National Grid plc will conduct an analyst/investor call at 9:30 a.m. (London time) 4:30 a.m. (EST) regarding the transaction. To access the event, dial 1-866-432-7186 (international calls dial 011 44 20 7081 9429) or link to
www.ngrid.com. A replay of the analyst/investor call will be available until March 13, 2006 by dialing 011 44 20 7081 9440 and entering access code 869448 and recording number 355761. There will also be a debt investor conference call at 12:00 p.m. (London time). To access the event, dial 011 44 20 7162 0025.

Brooklyn, NY and Boston, MA Press Conferences Information:

National Grid and KeySpan will hold press conferences today in Brooklyn, NY and Boston, MA to discuss the transaction. The Brooklyn, NY press conference will be held at 10:00 a.m. (EST) at the Company's headquarters, One MetroTech Center, Brooklyn, NY. To access the event, dial 1-866-425-6191 (international callers dial 1-973-935-2981) and use passcode 7087138. A replay of the press conference will be available for 30 days. To access the replay, dial 1-877-519-4471 (International callers dial 1-973-341-3080) and enter passcode 7087138. The
event           will           also          be           available           on
http://nationalgridkeyspan.acquisitionannouncement.com.

The Boston press conference will be held at 3:00 p.m. (EST) at the Westin Copley Place, 10 Huntington Avenue, Boston, MA.

B-roll Information:

Satellite feed containing b-roll footage of National Grid and KeySpan will be available for downlink as follows:

Today, Monday February 27, 2006

04:00-04:15 EST
AMC 1 / (C) band tr. 22 ANALOG
d/l freq: 4140 Horizontal

 13:00-13:15 EST (1pm-1:15PM)
AMC 1 / (C) band tr. 22 ANALOG
d/l freq: 4140 Horizontal

This feed is free for unrestricted use.


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Media Contacts:

National Grid                                         KeySpan

Denise DesChenes/Jonathan Gasthalter/                 Jody Fisher
Susan Burns                                           Manager Media Relations
Citigate Sard Verbinnen                               718/403-2503
212/687-8080                                          jfisher@keyspanenergy.com
                                                      -------------------------
                                                      Carmen Fields
                                                      Director, Media/
                                                      Corporate Relations
                                                      781-466-5096
                                                      cfields@keyspanenergy.com
                                                      -------------------------

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